Exhibit 99

For Immediate Release

Contact:Mike Dinneen

Senior Vice President, Director of Marketing & Communications

(856) 552-5013

mdinneen@sunnb.com

Sun Bancorp, Inc. Announces First Quarter Net Income of $1.4 Million, or $0.07 per Diluted Share; Board of Directors Declares Quarterly Dividend of $0.01

Mount Laurel, N.J. – April 27, 2017 –

First Quarter Highlights:

•

Quarterly net income of $1.4 million, or $0.07 per diluted share, compared to $826 thousand, or $0.04 per diluted share, in the prior year quarter; pre-tax earnings of $2.1 million compared to $1.1 million in the prior year quarter.

•	Ongoing expense control with quarterly operating expenses of $16.1 million in the first quarter as compared to $16.5 million in the prior year quarter.
•	Average commercial loans grew 10% annualized in the first quarter and 10% since March 31, 2016.
•	No provision for loan losses in the first quarter as asset quality remains strong; non-performing loans of $4.1 million represents 0.25% of total assets at March 31, 2017.
•	Solid foundation with Sun Bancorp, Inc.’s total risk-based capital ratio of 21.9%, tier 1 common ratio of 15.8% and leverage capital ratio of 14.5% at March 31, 2017.
•	Board of Directors declared a dividend of $0.01 per share to holders of record of the common stock of Sun Bancorp, Inc. on May 23, 2017, payable on June 6, 2017.

Sun Bancorp, Inc. (NASDAQ: SNBC), (the “Company”), the holding company for Sun National Bank (the “Bank”), today reported net income of $1.4 million, or $0.07 per diluted share, for the quarter ended March 31, 2017, compared to net income of $56.0 million, or $2.94 per diluted share, for the quarter ended December 31, 2016, and net income of $826 thousand, or $0.04 per diluted share, for the quarter ended March 31, 2016. The quarter ended December 31, 2016 included a deferred tax asset valuation allowance reversal of $53.7 million.

“This quarter’s results are a continuation of the positive direction we have seen in Sun’s core profitability over the past two years,” stated President & CEO Thomas M. O’Brien.  “Our strategy continues to focus on growing relationship commercial real estate (“CRE”) and commercial and industrial (“C&I”) loans, funded with relationship deposits while maintaining a solid capital foundation and conservative risk management practices.  We believe that this approach provides for consistently improved quality of earnings over time.”

Discussion of Results:

Balance Sheet

Total assets remained steady at March 31, 2017 as compared to December 31, 2016, at $2.26 billion for both periods. Cash and cash equivalents totaled $128.9 million at March 31, 2017, as compared to $134.2 million at December 31, 2016.  The decrease in cash and cash equivalents during the first quarter of 2017 was primarily due to a $7.3 million reduction in deposits.

Investments increased by $3.8 million in the first quarter of 2017 to $315.6 million from $311.7 million in the prior linked quarter due to purchases of investment securities, including $18.0 million of primarily variable rate mortgage-backed securities, partially offset by $16.0 million in pay downs.

Net loans remained essentially flat at March 31, 2017 at $1.59 billion as compared to December 31, 2016, but the Bank continued to experience a shift in business mix from consumer loans to relationship commercial loans.  Loan origination and refinancing activity in the CRE business slowed during the first quarter due to higher interest rates. As a result of the reduction in originations, non-owner occupied CRE loans fell by $13.5 million in the first quarter.  Offsetting this runoff, the Bank experienced continued momentum in its C&I business segment.  The C&I segment, which includes owner-occupied CRE and C&I, grew by $25.0 million in the first quarter.  Offsetting this growth was continued reductions in residential and home equity loans which fell by $11.0 million in the first quarter as the Bank continued its strategy of not originating new consumer loans.

Net loans receivable increased by $34.8 million, or 2%, as compared to the quarter ended March 31, 2016, primarily due to an increase of $93.4 million, or 8%, in the commercial loan portfolio and a decrease of $60.8 million, or 16%, in the consumer loan portfolio. The C&I segment loans grew by $50.9 million, or 12%, and the CRE non-owner occupied segment grew by $61.7 million, or 9%.

“The Bank’s trend of growing the commercial loan book continued,” said O’Brien.  “Although recent rate increases have slowed some commercial activity, both the period-end and average balances of our commercial loan portfolios increased in the first quarter.  We also saw a second consecutive quarter of growth in our C&I business segment with growth of $39.6 million, or 18% annualized, since September 30, 2016.  Despite good commercial loan originations this quarter, total loans outstanding remained essentially flat as commercial loan growth was offset by both expected consumer loan runoff and commercial loan pay offs.  While the rising rate environment may temper commercial loan demand, our team continues to evaluate quality opportunities.  We remain disciplined and have not compromised our risk management approach at the expense of aggressive growth.”

Total deposits were $1.73 billion at March 31, 2017, as compared to $1.74 billion at December 31, 2016 and $1.70 billion at March 31, 2016. The cost of deposits increased by one basis point to 39 basis points compared to the prior linked quarter and increased by nine basis points as compared to the three months ended March 31, 2016 due to the impact of the recent increase in market interest rates in 2016 and growth in retail certificates of deposit.  While total deposits fell by $7.3 million in the first quarter, approximately $12 million was from activity in one large interest-bearing commercial deposit account.  Non-interest demand deposit accounts rose by $7.9 million while retail certificates of deposit grew by $5.3 million.

Net Interest Income and Margin

Net interest income was $14.8 million for the quarter ended March 31, 2017, compared to $14.5 million for the quarter ended March 31, 2016.  Net interest income remained relatively flat compared to the quarter ended December 31, 2016.  The Company’s net interest margin was 2.93% for the three months ended March 31, 2017 and December 31, 2016, as compared to 2.91% for the quarter ended March 31, 2016.  The two basis point increase in net interest margin from the quarter ended March 31, 2016 is due primarily to commercial loan growth along with a reduction in low-yielding interest-earning bank balances partially offset by the impact of an increase in the average cost of time deposits as interest rates have increased.

“Recent increases in market interest rates can be expected to provide some improvements in net interest margin due to our asset-sensitive position,” stated O’Brien.  “We remain diligent in our efforts to deploy liquidity prudently with a longer term view.”

Non-Interest Income

Non-interest income was $3.4 million for the quarter ended March 31, 2017, as compared to $3.3 million and $3.2 million for the quarters ended December 31, 2016 and March 31, 2016, respectively.  The increase in non-interest income from the quarter ended March 31, 2016 is due primarily to two loan related fees totaling

$550 thousand recorded in the first quarter of 2017.  Deposit service charges and fees and investment products income continue to be soft due to competitive pressures and market uncertainty.

Non-Interest Expense

Non-interest expense for the first quarter of 2017 was $16.1 million as compared to $15.4 million for the three months ended December 31, 2016 and $16.5 million for the three months ended March 31, 2016.  The increase in non-interest expense from the prior linked quarter is due primarily to an increase of $956 thousand in salaries and benefits as a result of the timing of accrual adjustments in the prior linked quarter and a seasonal increase in payroll taxes in the three months ended March 31, 2017.  This increase was partially offset by decreases of $167 thousand and $160 thousand related to equipment and advertising expenses, respectively.  Non-interest expense for the first quarter of 2017 declined by $462 thousand from the first quarter of 2016, primarily due to a decrease of $393 thousand in insurance expense as a result of reductions in FDIC assessment rates, a decrease of $181 thousand in salaries and employee benefit expense, as well as a decrease of $169 thousand in data processing expense due to efficiency gains, partially offset by a $300 thousand expense related to an outstanding letter of credit on a previously-sold legacy loan.

“Historically, first quarter operating expenses at the Company have been elevated above other quarters due to seasonal increases in payroll and snow removal costs,” said O’Brien.  “However, our diligent efforts in expense and vendor management led to continued improvements over previous first quarter periods.”

Asset Quality

Non-performing loans increased by $976 thousand to $4.1 million, or 0.25% of gross loans, at March 31, 2017 from $3.1 million, or 0.19% of gross loans, at December 31, 2016.  This increase was primarily due to $978 thousand of residential mortgage loans entering non-accrual status during the three months ended March 31, 2017.

There was no provision for loan losses during the quarters ended March 31, 2017, December 31, 2016 and March 31, 2016.  In the first quarter of 2017, the Bank recorded net recoveries of $175 thousand as compared to net charge-offs of $285 thousand in the fourth quarter of 2016 and net charge-offs of $56 thousand in the first quarter of 2016.  The allowance for loan losses was $15.7 million, or 0.98% of gross loans at March 31, 2017 as compared to $15.5 million, or 0.97% of gross loans at December 31, 2016 and $18.0 million, or 1.14% of gross loans at March 31, 2016.  The allowance for loan losses was 385% of non-performing loans at March 31, 2017 as compared to 501% at December 31, 2016 and 460% at March 31, 2016.

"We remain pleased with our strong asset quality metrics,” stated O’Brien.  “We will continue our practice of proactive credit risk management.”

Capital

The Company’s capital ratios continue to remain strong due to positive earnings and a relatively flat balance sheet.  The capital levels are sufficient to support the Company’s anticipated growth. At March 31, 2017, the Bank’s Tier 1 common equity risk-based capital ratio was 17.8%, total risk-based capital ratio 18.8%, Tier 1 risk-based capital ratio 17.8% and leverage capital ratio 13.4%. At March 31, 2017, the Company’s Tier 1 common equity risk-based capital ratio, total risk-based capital ratio, Tier 1 risk-based capital ratio and leverage capital ratio were 15.8%, 21.9%, 19.2%, and 14.5%, respectively.  The Company’s tangible equity to tangible assets ratio was 12.8% at March 31, 2017, as compared to 12.7% at December 31, 2016 and 10.4% at March 31, 2016.

Dividend Declaration

On April 25, 2017, the Board of Directors of the Company declared a dividend of $0.01 per share to holders of record of the common stock of the Company as of May 23, 2017, payable on June 6, 2017.

“This represents the Company’s fourth consecutive quarterly cash dividend and represents another important milestone for Sun,” stated O’Brien.

Conference Call

The Company will hold a conference call on Thursday, April 27, 2017 at 11:00 a.m. (EDT) to discuss results and answer questions from analysts and investors. Participants may listen to or participate in the Company’s earnings conference call via the following:

•	Participants Toll-Free Number: 888-239-5359
•	Conference ID: 1700508

A transcript of the conference call will be available at the Investor Relations section of www.sunnationalbank.com following the call.

About Sun Bancorp, Inc.

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $2.26 billion asset bank holding company headquartered in Mount Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a community bank serving customers throughout New Jersey, and the metro New York region. Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

Cautionary Note Regarding Forward-Looking Statements

The foregoing material contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as “allow,” “anticipate,” “believe,” “continues,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,”   “potential,” “predict,” “project,” “reflects,” “should,” “typically,” “usually,” “view,” “will,” “would,” and similar terms and phrases, including references to assumptions.  Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company and the Bank, the banking industry, the economy in general, expectations of the business environment in which the Company operates, projections of future performance and other statements contained herein that are not historical facts.  These remarks are based upon current management expectations, and may, therefore, involve risks and uncertainties that cannot be predicted or quantified and are beyond the Company’s control and are subject to a variety of uncertainties that could cause future results to vary materially from the Company’s historical performance, or from current expectations. Factors that could cause actual results to differ from those expressed or implied by such forward-looking statements include, but are not limited to: (i) the Company’s ability to attract and retain key management and staff; (ii) changes in business strategy or an inability to successfully execute strategy due to the occurrence of unanticipated events; (iii) the ability to attract deposits and other sources of liquidity; (iv) changes in the financial performance and/or condition of the Bank’s borrowers; (v) changes in consumer spending, borrowing and saving habits; (vi) the ability to increase market share and control expenses; (vii) changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (viii) local, regional and national economic conditions and events and the impact they may have on the Company and its customers; (ix) volatility in the credit and equity markets and its effect on the general economy; (x) the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; (xi) the overall quality of the composition of the Company’s loan and securities portfolios; (xii) inflation, interest rate, securities market and monetary fluctuations;(xiii) legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, changes in banking, securities and tax laws and regulations and their application by regulators and changes in the scope and cost of the Federal Deposit

Insurance Corporation insurance and other coverages; (xiv) the effects of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (xv) competition among providers of financial services; (xvi) other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks detailed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the fiscal year ended December 31, 2016 and in other filings made pursuant to the Securities Exchange Act of 1934, as amended. No undue reliance should be placed on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any such forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures (Unaudited)

This news release references tangible book value per common share and return on average tangible equity, which are non-GAAP financial measures. Management believes that tangible book value per common share and return on average tangible equity are meaningful financial measures because they are two of the measures we use to assess capital adequacy.

Tangible book value per common share (dollars in thousands)

The following reconciles shareholders’ equity to tangible equity by reducing shareholders’ equity by the intangible asset balance at March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016.

	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Tangible book value per common share:
Shareholders’ equity	$322,816	$319,709	$265,878	$264,172	$259,457
Less: Intangible assets	38,188	38,188	38,188	38,188	38,188
Tangible equity	$284,628	$281,521	$227,690	$225,984	$221,269
Common stock	19,132	19,031	19,026	19,026	18,959
Less: Treasury stock	75	108	138	172	176
Total outstanding shares	19,057	18,923	18,888	18,854	18,783
Tangible book value per common share:	$14.94	$14.88	$12.05	$11.99	$11.78

 Return on Average Tangible Equity (dollars in thousands)

The following provides the calculation of return on tangible equity for the three months ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016.

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Net income	$1,430	$56,000	$1,630	$2,963	$826
Average tangible equity:
Average shareholders’ equity	$323,258	$267,542	$266,931	$262,517	$259,353
Less: Average intangible assets	38,188	38,188	38,188	38,188	38,188
Average tangible equity	$285,070	$229,354	$228,743	$224,329	$221,165
Return on average tangible equity(1):	2.0%	97.7%	2.9%	5.3%	1.5%

(1)	Annualized

SUN BANCORP, INC AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,		December 31,
	2017	2016	2016
Profitability for the period:
Net interest income	$14,772	$14,486	$14,834
Provision for loan losses	—	—	—
Non-interest income	3,431	3,164	3,311
Non-interest expense	16,062	16,524	15,425
Income before income taxes	2,141	1,126	2,720
Income tax expense (benefit)	711	300	(53,280)
Net income available to common shareholders	$1,430	$826	$56,000
Financial ratios:
Return on average assets (1)	0.3%	0.2%	10.2%
Return on average equity (1)	1.8%	1.3%	83.7%
Return on average tangible equity (1), (2)	2.0%	1.5%	97.7%
Net interest margin (1)	2.93%	2.91%	2.93%
Efficiency ratio	88%	94%	85%
Income per common share:
Basic	$0.08	$0.04	$2.96
Diluted	$0.07	$0.04	$2.94

Average equity to average assets	14.4%	11.9%	12.2%

	March 31,		December 31,
	2017	2016	2016
At period-end:
Total assets	$2,255,773	$2,169,750	$2,262,262
Total deposits	1,733,989	1,703,902	1,741,363
Loans receivable, net of allowance for loan losses	1,594,759	1,559,946	1,594,377
Investments	315,558	298,656	311,727
Borrowings	91,554	92,159	91,708
Junior subordinated debentures	92,786	92,786	92,786
Shareholders' equity	322,816	259,457	319,709

Credit quality and capital ratios:
Allowance for loan losses to gross loans held-for-investment	0.98%	1.14%	0.97%
Non-performing loans held-for-investment to gross loans held-for-investment	0.25%	0.25%	0.19%
Non-performing assets to total assets	0.25%	0.18%	0.14%
Allowance for loan losses to non-performing loans held-for-investment	385%	460%	501%
Tier 1 common equity risk-based capital (3):
Sun Bancorp, Inc.	15.8%	14.0%	16.0%
Sun National Bank	17.8%	17.7%	18.9%
Total risk-based capital (3):
Sun Bancorp, Inc.	21.9%	20.8%	21.6%
Sun National Bank	18.8%	18.9%	19.8%
Tier 1 risk-based capital (3):
Sun Bancorp, Inc.	19.2%	17.4%	18.9%
Sun National Bank	17.8%	17.7%	18.9%
Leverage capital (3):
Sun Bancorp, Inc.	14.5%	13.0%	14.6%
Sun National Bank	13.4%	13.2%	14.5%

Book value per common share	$16.94	$13.81	$16.90
Tangible book value per common share	$14.94	$11.78	$14.88

(1)	Annualized.
(2)

Return on average tangible equity, a non-GAAP measure, is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3)	March 31, 2017 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands, except share and per share amounts)

	March 31,	December 31,
	2017	2016
ASSETS
Cash and due from banks	$20,737	$19,645
Interest earning bank balances	108,155	114,563
Cash and cash equivalents	128,892	134,208
Restricted cash	1,000	5,000
Investment securities available for sale (amortized cost of $303,154 and $300,028 at March 31, 2017 and December 31, 2016, respectively)	299,502	295,686
Investment securities held to maturity (estimated fair value of $250 at March 31, 2017 and December 31, 2016)	250	250
Loans receivable (net of allowance for loan losses of $15,716 and $15,541 at March 31, 2017 and December 31, 2016, respectively)	1,594,759	1,594,377
Restricted equity investments, at cost	15,806	15,791
Bank properties and equipment, net	29,432	30,148
Accrued interest receivable	5,240	5,122
Goodwill	38,188	38,188
Bank owned life insurance (BOLI)	83,593	83,109
Deferred taxes, net	50,590	51,573
Other assets	8,521	8,810
Total assets	$2,255,773	$2,262,262
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$1,733,989	$1,741,363
Advances from the Federal Home Loan Bank of New York (FHLBNY)	85,367	85,416
Obligations under capital lease	6,187	6,292
Junior subordinated debentures	92,786	92,786
Other liabilities	14,628	16,696
Total liabilities	1,932,957	1,942,553

Commitments and contingencies

Shareholders' equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $5 par value, 40,000,000 shares authorized; 19,132,414 shares issued and 19,057,379 shares outstanding at March 31, 2017; 19,030,704 shares issued and 18,922,726 shares outstanding at December 31, 2016.	95,662	95,154
Additional paid-in capital	508,353	508,593
Retained deficit	(275,261)	(276,501)
Accumulated other comprehensive loss	(2,160)	(2,568)
Deferred compensation plan trust	(1,160)	(1,160)
Treasury stock at cost, 75,035 shares at March 31, 2017 and 107,978 shares at December 31, 2016.	(2,618)	(3,809)
Total shareholders' equity	322,816	319,709
Total liabilities and shareholders' equity	$2,255,773	$2,262,262

SUN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,
	2017	2016
INTEREST INCOME:
Interest and fees on loans	$15,673	$15,031
Interest on taxable investment securities	1,785	1,680
Dividends on restricted equity investments	238	223
Total interest income	17,696	16,934
INTEREST EXPENSE:
Interest on deposits	1,686	1,292
Interest on funds borrowed	531	544
Interest on junior subordinated debentures	707	612
Total interest expense	2,924	2,448
Net interest income	14,772	14,486
PROVISION FOR LOAN LOSSES	—	—
Net interest income after provision for loan losses	14,772	14,486
NON-INTEREST INCOME:
Deposit service charges and fees	1,402	1,580
Interchange fees	467	484
Investment products income	284	377
BOLI income	484	508
Other income	794	215
Total non-interest income	3,431	3,164
NON-INTEREST EXPENSE:
Salaries and employee benefits	8,882	9,063
Occupancy expense	2,350	2,339
Equipment expense	1,157	1,090
Data processing expense	1,019	1,188
Professional fees	536	471
Insurance expense	395	788
Advertising expense	313	382
Problem loan expense	134	33
Other expense	1,276	1,170
Total non-interest expense	16,062	16,524
INCOME BEFORE INCOME TAXES	2,141	1,126
INCOME TAX EXPENSE	711	300
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,430	$826

Basic earnings per share	$0.08	$0.04
Diluted earnings per share	$0.07	$0.04

Weighted average shares - basic	18,986,015	18,739,739
Weighted average shares - diluted	19,107,226	18,837,699

SUN BANCORP, INC. AND SUBSIDIARIES

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(dollars in thousands)

	2017	2016	2016	2016	2016
	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Net interest income	$14,772	$14,834	$14,712	$14,872	$14,486
Provision for (recovery of) loan losses	—	—	—	(1,682)	—
Non-interest income	3,431	3,311	3,142	3,774	3,164
Non-interest expense	16,062	15,425	15,937	17,066	16,524
Income before income taxes	2,141	2,720	1,917	3,262	1,126
Income tax expense (benefit)	711	(53,280)	287	299	300
Net income available to common shareholders	$1,430	$56,000	$1,630	$2,963	$826
Financial ratios:
Return on average assets (1)	0.3%	10.2%	0.3%	0.5%	0.2%
Return on average equity (1)	1.8%	83.7%	2.4%	4.5%	1.3%
Return on average tangible equity (1), (2)	2.0%	97.7%	2.9%	5.3%	1.5%
Net interest margin (1)	2.93%	2.93%	2.94%	2.98%	2.91%
Efficiency ratio	88%	85%	89%	93%	94%
Per share data :
Income per common share:
Basic	$0.08	$2.96	$0.09	$0.16	$0.04
Diluted	$0.07	$2.94	$0.09	$0.16	$0.04
Book value	$16.94	$16.90	$14.08	$14.01	$13.81
Tangible book value	$14.94	$14.88	$12.05	$11.99	$11.78
Cash dividends paid	$0.01	$0.01	$0.01	$—	$—
Average basic shares	18,986,015	18,908,688	18,874,577	18,848,236	18,739,739
Average diluted shares	19,107,226	19,016,188	18,962,740	18,957,201	18,837,699
Non-interest income:
Deposit service charges and fees	$1,402	$1,484	$1,540	$1,618	$1,580
Interchange fees	467	483	451	486	484
Gain on sale of investment securities	—	—	—	426	—
Gain on sale of loans	—	60	41	—	—
Investment products income	284	288	505	538	377
BOLI income	484	452	485	489	508
Other income	794	544	120	217	215
Total non-interest income	$3,431	$3,311	$3,142	$3,774	$3,164
Non-interest expense:
Salaries and employee benefits	$8,882	$7,926	$8,649	$9,333	$9,063
Occupancy expense	2,350	2,232	2,273	2,144	2,339
Equipment expense	1,157	1,324	1,303	1,068	1,090
Data processing expense	1,019	1,124	1,116	1,075	1,188
Professional fees	536	508	730	537	471
Insurance expense	395	368	452	556	788
Advertising expense	313	473	412	393	382
Problem loan expenses	134	61	131	187	33
Other expenses	1,276	1,409	871	1,773	1,170
Total non-interest expense	$16,062	$15,425	$15,937	$17,066	$16,524

(1)	Annualized.
(2)

Return on average tangible equity, a non-GAAP measure, is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

SUN BANCORP, INC. AND SUBSIDIARIES

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(dollars in thousands)

	2017	2016	2016	2016	2016
	Q1	Q4	Q3	Q2	Q1
Balance Sheet at quarter end:
Cash and cash equivalents	$128,892	$134,208	$156,292	$168,799	$136,238
Restricted cash	1,000	5,000	5,000	5,000	5,000
Investment securities	315,558	311,727	308,031	296,714	298,656
Loans held-for-investment
Commercial and industrial	230,306	235,946	226,493	220,609	222,828
Commercial real estate - owner occupied	261,971	231,348	226,165	225,520	218,598
Commercial real estate - non-owner occupied	729,102	742,662	676,323	666,345	667,401
Land and development	67,336	67,165	84,692	82,018	86,520
Residential real estate	205,573	210,874	226,691	237,080	241,891
Home equity and other	116,187	121,923	126,302	132,912	140,660
Total loans	1,610,475	1,609,918	1,566,666	1,564,484	1,577,898
Allowance for loan losses	(15,716)	(15,541)	(15,827)	(15,891)	(17,952)
Net loans held-for-investment	1,594,759	1,594,377	1,550,839	1,548,593	1,559,946
Loans held-for-sale	—	—	1,450	540	—
Goodwill	38,188	38,188	38,188	38,188	38,188
Total assets	2,255,773	2,262,262	2,189,346	2,186,982	2,169,750
Net deferred tax asset, before valuation allowance	124,256	125,238	124,574	125,051	126,744
Deferred tax valuation allowance	(73,665)	(73,665)	(127,973)	(128,362)	(129,248)
Total deposits	1,733,989	1,741,363	1,717,634	1,713,665	1,703,902
Advances from the FHLBNY	85,367	85,416	85,465	85,513	85,560
Obligations under capital leases	6,187	6,292	6,396	6,498	6,599
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	322,816	319,709	265,878	264,172	259,457

Quarterly average balance sheet:
Loans held-for-investment
Commercial	$1,270,543	$1,238,749	$1,215,135	$1,197,368	$1,159,715
Residential real estate	209,500	220,502	233,277	240,884	247,489
Home equity and other	117,963	122,290	128,078	136,330	141,851
Total loans	1,598,006	1,581,541	1,576,490	1,574,582	1,549,055
Securities and other interest-earning assets	417,171	442,409	425,042	422,667	443,303
Total interest-earning assets	2,015,177	2,023,950	2,001,532	1,997,249	1,992,358
Total assets	2,240,787	2,201,886	2,187,482	2,179,400	2,175,796
Non-interest-bearing demand deposits	402,949	411,728	402,465	393,922	417,469
Total deposits	1,717,848	1,731,312	1,709,863	1,707,574	1,709,820
Total interest-bearing liabilities	1,499,303	1,504,138	1,492,139	1,498,510	1,477,356
Total shareholders' equity	323,258	267,542	266,931	262,517	259,353

SUN BANCORP, INC. AND SUBSIDIARIES

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(dollars in thousands)

	2017	2016	2016	2016	2016
	Q1	Q4	Q3	Q2	Q1

Capital and credit quality measures:
Tier 1 common equity risk-based capital (1):
Sun Bancorp, Inc.	15.8%	16.0%	14.5%	14.3%	14.0%
Sun National Bank	17.8%	18.9%	18.3%	18.1%	17.7%
Total risk-based capital (1):
Sun Bancorp, Inc.	21.9%	21.6%	21.2%	21.0%	20.8%
Sun National Bank	18.8%	19.8%	19.3%	19.1%	18.9%
Tier 1 risk-based capital (1):
Sun Bancorp, Inc.	19.2%	18.9%	18.1%	17.9%	17.4%
Sun National Bank	17.8%	18.9%	18.3%	18.1%	17.7%
Leverage capital (1):
Sun Bancorp, Inc.	14.5%	14.6%	13.3%	13.2%	13.0%
Sun National Bank	13.4%	14.5%	13.4%	13.3%	13.2%

Average equity to average assets	14.4%	12.2%	12.2%	12.0%	11.9%
Allowance for loan losses to gross loans held-for-investment	0.98%	0.97%	1.01%	1.02%	1.14%
Non-performing loans held-for-investment to gross loans held-for-investment	0.25%	0.19%	0.42%	0.35%	0.25%
Non-performing assets to total assets	0.18%	0.14%	0.31%	0.27%	0.18%
Allowance for loan losses to non-performing loans held-for-investment	385%	501%	238%	289%	460%
Other data:
Net recoveries (charge-offs)	175	(285)	(65)	(378)	(56)
Classified loans	7,752	6,887	8,593	9,310	7,812
Classified assets	10,958	10,094	11,799	12,516	11,018
Non-performing assets:
Non-accrual loans	2,682	1,697	3,246	2,580	3,066
Non-accrual loans held-for-sale	—	—	178	332	—
Troubled debt restructurings, non-accrual	1,395	1,404	3,396	2,918	838
Total non-performing assets	$4,077	$3,101	$6,820	$5,830	$3,904

(1)	March 31, 2017 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS (Unaudited)

(dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	March 31, 2017			March 31, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1), (2)
Commercial	$1,270,543	$12,617	3.97%	$1,159,715	$11,429	3.94%
Home equity and other	117,963	1,258	4.27	141,851	1,497	4.22
Residential real estate	209,500	1,799	3.43	247,489	2,105	3.40
Total loans receivable	1,598,006	15,674	3.92	1,549,055	15,031	3.88
Investment securities	308,261	1,807	2.34	295,105	1,717	2.33
Interest-earning bank balances	108,910	215	0.79	148,198	187	0.50
Total interest-earning assets	2,015,177	17,696	3.51	1,992,358	16,935	3.40

Total non-interest-earning assets	225,610			183,438
Total assets	$2,240,787			$2,175,796
Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposit	$667,152	389	0.23%	$711,631	359	0.20%
Savings deposits	240,407	201	0.33	229,070	169	0.30
Time deposits	407,340	1,096	1.08	351,650	764	0.87
Total interest-bearing deposit accounts	1,314,899	1,686	0.51	1,292,351	1,292	0.40
Long-term borrowings:
FHLBNY Advances	85,384	424	1.99	85,576	431	2.01
Obligations under capital lease	6,234	107	6.87	6,643	114	6.86
Junior subordinated debentures	92,786	707	3.05	92,786	612	2.64
Total borrowings	184,404	1,238	2.69	185,005	1,157	2.50
Total interest-bearing liabilities	1,499,303	2,924	0.78	1,477,356	2,449	0.66
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	402,949			417,469
Other liabilities	15,277			21,618
Total non-interest-bearing liabilities	418,226			439,087
Total liabilities	1,917,529			1,916,443

Shareholders' equity	323,258			259,353
Total liabilities and shareholders' equity	$2,240,787			$2,175,796
Net interest income		$14,772			$14,486
Interest rate spread (3)			2.73%			2.74%
Net interest margin (4)			2.93%			2.91%
Ratio of average interest-earning assets to average interest-bearing liabilities			134%			135%

(1)	Average balances include non-accrual loans.
(2)	Loan fees are included in interest income and the amount is not material for this analysis.
(3)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS (Unaudited)

(dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	March 31, 2017			December 31, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1), (2)
Commercial	$1,270,543	$12,617	3.97%	$1,238,749	$12,605	4.07%
Home equity and other	117,963	1,258	4.27	122,290	1,295	4.24
Residential real estate	209,500	1,799	3.43	220,502	1,834	3.33
Total loans receivable	1,598,006	15,674	3.92	1,581,541	15,734	3.98
Investment securities	308,261	1,807	2.34	312,431	1,800	2.30
Interest-earning bank balances	108,910	215	0.79	129,978	183	0.56
Total interest-earning assets	2,015,177	17,696	3.51	2,023,950	17,717	3.50

Total non-interest-earning assets	225,610			177,936
Total assets	$2,240,787			$2,201,886
Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$667,152	389	0.23%	$677,815	$392	0.23%
Savings deposits	240,407	201	0.33	241,746	204	0.34
Time deposits	407,340	1,096	1.08	400,023	1,057	1.06
Total interest-bearing deposit accounts	1,314,899	1,686	0.51	1,319,584	1,653	0.50
Long-term borrowings:
FHLB advances	85,384	424	1.99	85,433	434	2.03
Obligations under capital lease	6,234	107	6.87	6,335	109	6.88
Junior subordinated debentures	92,786	707	3.05	92,786	688	2.97
Total borrowings	184,404	1,238	2.69	184,554	1,231	2.67
Total interest-bearing liabilities	1,499,303	2,924	0.78	1,504,138	2,884	0.77
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	402,949			411,728
Other liabilities	15,277			18,478
Total non-interest-bearing liabilities	418,226			430,206
Total liabilities	1,917,529			1,934,344

Shareholders' equity	323,258			267,542
Total liabilities and shareholders' equity	$2,240,787			$2,201,886
Net interest income		$14,772			$14,833
Interest rate spread (3)			2.73%			2.73%
Net interest margin (4)			2.93%			2.93%
Ratio of average interest-earning assets to average interest-bearing liabilities			134%			135%

(1)	Average balances include non-accrual loans and loans held-for-sale.
(2)	Loan fees are included in interest income and the amount is not material for this analysis.
(3)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income as a percentage of average interest-earning assets.